EX-99.2

WRITTEN STATEMENT OF THE CFO

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. ss.1350, I, the undersigned Senior Vice President and Chief Financial Officer of Elevon, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stanley V. Volger

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Stanley V. Volger

August 5, 2002